UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2005

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

(Exact name of registrant as specified in charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

20337 Rimview Place
Walnut, California 91789
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:    (909) 468-2840

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) .  Non-Reliance on Previously Issued Financial Statements.

On May 18, 2005, the Board of Directors determined that the Company should restate its financial statements and other financial information for its fiscal quarters ended June 30, 2004 and September 30, 2004. The restatement is necessary because the Board of Directors determined that the Company’s balance sheet and statement of operations for such periods inappropriately characterized certain items, and that the Company’s financial statements contained material errors. Accordingly, the previously issued financial statements for such quarterly periods in fiscal 2004 should no longer be relied upon.

In March 2005, the Company engaged a new independent registered public accounting firm to audit the Company’s financial information for the fiscal year ended December 31, 2004. In the course of that audit, the Company became aware of certain material errors in the aforementioned quarterly reports. The errors were identified and the Company’s subsequently filed Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on May 18, 2005 and the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 filed with the Securities and Exchange Commission on August 15, 2005 reflect the corrected financial information for the relevant periods.

The Board of Directors and senior management of the Company have discussed the matters disclosed in this report with the Company’s independent registered public accounting firm.

The Company has restated its financials for each of the quarters ended June 30, 2004 and September 30, 2004. In connection with the restatement, the Company has filed with the Securities and Exchange Commission an amendment to its Quarterly Reports on Form 10-QSB/A for the quarters ended June 30, 2004 and September 30, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2005
CHINA NORTH EAST PETROLEUM HOLDINGS
LIMITED

By: /s/ Wang, Hong Jun
President and Acting Principal Accounting Officer